                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT



     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported)          February 5, 2001
                                                --------------------------------


                      Sunshine Refining and Mining Company
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


Delaware                                 1-10012                      75-2231378
--------------------------------------------------------------------------------
(State or other jurisdiction            (Commission                (IRS Employer
of Incorporation)                       File Number)         Identification No.)


5956 Sherry Lane, Suite 1621, Dallas, Texas                                75225
--------------------------------------------------------------------------------
(Address of principal executive offices)                              (Zip Code)


Registrant's telephone number, including area code          214-265-1377
                                                   -----------------------------


877 W. Main Street, Suite 600, Boise, Idaho                                83720
--------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)

ITEM 2. CHANGES IN CONTROL OF REGISTRANT.

         Prior to the August 23, 2000 filing of a voluntary petition in bankruptcy by Sunshine Mining and Refining Company ("Sunshine") and three of its wholly-owned subsidiaries described under Item 3 below, the Liverpool Limited Partnership, Liverpool Associates, Ltd., Westgate International, L.P. and Elliott International Capital Advisors, Inc. (collectively the "Elliott Group") acquired more than a majority of the 8% Senior Exchangeable Notes due 2000 issued by Sunshine Precious Metals, Inc., a Delaware corporation ("Metals") and guaranteed by Sunshine (the "EuroBonds"). In a separate transaction, the Elliott Group acquired a request to "put" the EuroBonds to Sunshine Argentina, Inc. Similarly, Stonehill Institutional Partners, L.P., Stonehill Offshore Partners Limited (together with their affiliates, the "Stonehill Group") have been the principal holders of a series of 10% Notes due November 2, 2002, issued by Sunshine to the Stonehill Group in the original principal amount of $15,000,000 and guaranteed by Sunshine Argentina, Inc. On April 11 and 17, 2000, holders of the "Stonehill Notes" converted $1,000,000 in principal amount for 1,481,480 shares of "Old Common Stock" of Sunshine outstanding prior to August 23, 2000. As the EuroBonds were not retired or refinanced prior to their maturity, pursuant to the terms of the Stonehill Notes, Sunshine was obligated to issue to the holders of the Stonehill Notes additional amounts payable in cash or shares of common stock and in March 2000, Sunshine issued, as partial payment, an additional 698,179 shares of Old Common Stock to the holders of the Stonehill Notes. The Stonehill Group and the Elliott Group were co-proponents with Sunshine of the "Plan" referred to in Item 3 below and, on the Effective Date of the Plan, collectively became the holders of the respective percentages of New Common Stock described in Item 3 below which together aggregate approximately 90% of the New Common Stock. The Stonehill Group and the Elliott Group as of the Effective Date of the Plan also have the right to designate four out of the five members of the Board of Directors of Sunshine. Therefore, by virtue of the percentage of voting securities of Sunshine now beneficially owned directly or indirectly by the Stonehill Group and the Elliott Group, such persons have acquired and/or assumed control of Sunshine. The original amount and source of consideration used by the Stonehill Group and the Elliott Group is not known to Sunshine; the basis of control is the ownership of voting equity securities of Sunshine and the date on which the change of control occurred is the Effective Date of the Plan described in Item 3 below.

ITEM 3. BANKRUPTCY OR RECEIVERSHIP.

         On August 23, 2000 (the "Petition Date"), Sunshine and its wholly-owned subsidiaries, Sunshine Argentina, Inc. ("Argentina"), Metals and
Sunshine Exploration, Inc. ("Exploration"), all filed voluntary petitions for relief under Chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware. Separate cases and their cause numbers are In Re: Sunshine Mining and Refining
Company, Case No. 00-3409 (MWF); In Re: Sunshine Argentina, Inc., Case
No. 00-3410 (MWF); In Re: Sunshine Precious Metals, Inc., Case No. 00-
3412 (MWF); and, In Re: Sunshine Exploration, Inc., Case No. 00-3411
(MWF) (all collectively the "Reorganization Cases"). The four separate cases were procedurally (but not substantively) consolidated for joint administration (the "Proceeding"). During the pendency of the Proceeding, Sunshine and its Debtor Subsidiaries filed a Joint Chapter 11 Plan of Reorganization, a Second Amended Joint Chapter 11 Plan of Reorganization, and a Third Amended and Restated Joint Chapter 11 Plan of Reorganization, which was modified on December 5, 2000. The Third Amended and Restated Joint Chapter 11 Plan of Reorganization as modified December 5, 2000, is referred to as the "Plan." The Plan was the subject of an Order Confirming the Third Amended and Restated Joint Chapter 11 Plan of Reorganization of Sunshine and its Debtor Subsidiaries (the "Confirmation Order"). A copy of the Plan and the Confirmation Order are included in this report as exhibits pursuant to Item 7. Under the terms of the Confirmation Order, certain conditions precedent existed to the effectiveness of the Plan set forth in the Plan and the Confirmation Order. As used in the Plan and the Confirmation Order, the term "Effective Date" means the first Business Day after all the conditions to effectiveness contained in the Plan and the Confirmation Order have been met or waived. The Plan Effective Date was February 5, 2001.

         The conditions precedent to the effectiveness of the Plan and Confirmation Order included designation by certain creditors of four (out of five) Directors (which has occurred), the New Consent Decree with Sunshine and Metals shall have been entered and approved by the United States District Court for the District of Idaho in the case styled United States of America v. Asarco Incorporated, Case Nos. 96-0122-N-EJL and 91-0342-N-EJL, substantially in accordance with an agreement in principal annexed to the Plan and such new consent decree shall have been approved by final order of the Idaho District Court (which occurred on January 18, 2001), and the so-called "Asarco Settlement" shall have been approved by the Bankruptcy Court (which has occurred).

         Cancellation of Old Common Stock; New Common Stock. Pursuant to the Plan and the Confirmation Order, on the Effective Date, all of the "old common stock" of Sunshine was canceled, retired and eliminated with no consideration paid therefor, and Sunshine was deemed to have issued the "New Mining Stock," which is shares of Common Stock, par value $0.01 per share. Under the Amended and Restated Certificate of Incorporation of Sunshine filed with the Secretary of State of Delaware on February 16, 2001, Sunshine's authorized common stock from and after the Effective Date consists of 200,000,000 shares of Common Stock, par value $0.01 per share. Of that class of stock, approximately 50,000,000 shares of Common Stock, par value $0.01 per share will be issued as the "New Mining Stock" under the terms of the Plan to those designated as recipients therefor under the Plan which generally are certain creditors of Sunshine and others who will in turn gift a portion (approximately 3.4%) of such New Mining Stock to the former common stockholders on a pro-rata basis, but only to accounts holding in excess of 100 shares of "old Common Stock." Sunshine will be distributing certificates representing shares of "New Mining Stock" to holders during February 2001. Certificates representing "old common stock" do not need to be surrendered. The CUSIP number of the "New Mining Stock" is 867833-60-0. Sunshine will announce the record date and distribution date as soon as it is determined.

         The Plan's treatment mechanism reflects that Sunshine as a holding company whose property consists of equity in its Debtor Subsidiaries has no real value to distribute to its creditors because each Debtor Subsidiary is also insolvent. Therefore, other than through the consensual "redistribution" of value from the creditors who will gift certain items to the former common stockholders, Sunshine would have no value to distribute to its creditors. In order to establish consensual restructuring and to provide for a widely dispersed body of holders of the "New Mining Stock," certain creditors (who are the holders of the Allowed Claims against Sunshine and its Debtor Subsidiaries) have agreed to redistribute certain of their recoveries to other Sunshine creditors. By virtue of this redistribution, holders of allowed claims against Sunshine will receive a portion of the New Mining Stock. Through this arrangement, the various creditor classes will receive the same proportion of New Mining Stock to its Allowed Claim as received by each holder in the other creditor classes, and the "gifting" creditors will retain 89.99% of the New Mining Stock on a fully-diluted basis taking into account all of the distributions afforded to the various holders.

         Based upon the various creditor classes and the estimates of Allowed Claims, after effectuation of the redistribution of "New Mining Stock" from the holders of certain claims (the "allowed put default claims" and the "Argentina allowed Stonehill notes claims") to the various classes entitled to receive same under the Plan, the following percentages of New Mining Stock will be distributed:


                                                                      APPROXIMATE NO. OF
                                                                      SHARES BASED UPON
                                         PERCENTAGE OF                50,000,000 SHARES
           CLASS                        NEW MINING STOCK                 OUTSTANDING
Mining Allowed General                         1.05%                        525,000
Unsecured Claims - Class
Mining 2
Mining Allowed EuroBond                        6.27%                      3,137,000
Guaranty Claims - Class
Mining 3
Mining Allowed Stonehill Note                  3.35%                      1,673,000
Claims - Class Mining 4
Mining Allowed 9% Notes                        0.36%                        179,000
Claims - Class Mining 5
Mining Allowed 5% Notes                        0.08%                         39,000
Claims - Class Mining 6
Mining Old Common Share                        3.43%                      1,714,000
Interest - Class Mining 8
Allowed Put Default Claims -                  42.28%                     21,141,000
Class Argentina 1
Allowed Stonehill Notes                       35.66%                     17,832,000
Guaranty Claims - Class
Argentina 2
Metals Allowed General                         0.92%                        461,000
Unsecured Claims - Class
Metals 2
Metals Allowed EuroBond                        6.60%                      3,300,000
                                             -------                     ----------
Claims - Class Metals 3
TOTALS:                                      100.00%                     50,000,000
                                             =======                     ==========

         New Consent Decree. In addition, the Plan contemplated a settlement between Sunshine and Metals and the United States on behalf of the United States Environmental Protection Agency ("EPA"), the United States Department of the Interior ("DOI") and the United States Department of Agriculture ("Agriculture") (collectively the "Government") and the Coeur d'Alene Tribe (the "Tribe") through a consent decree (the "New Consent Decree") involving Sunshine and Metals in cases numbered CIV96-0122-N-EJL and CIV91-0342-N-EJL pending in the United States District Court for the District of Idaho (the "NRD Actions"). Under the terms of that settlement, the Government and the Tribe will receive upon the Effective Date of the Plan warrants to purchase 9.95% of Sunshine's New Common Stock (i) with a strike price for such Warrants equal to the strike price of any management options provided under the Plan based on an equity value of Sunshine of $33,000,000, (ii) with a cashless exercise feature, (iii) terminating on the tenth anniversary of the Effective Date of the Plan, (iv) that are exempt from initial registration pursuant to 11 U.S.C. Section 1145,
(v) that are freely transferable to any other entity at any time, and (vi) that are subject to ordinary terms and conditions, including standard anti-dilution language, of warrants of this nature reasonably acceptable to the proponents of the Plan, the Government and the Tribe. The New Consent Decree, which was approved by the U.S. District Court for the District of Idaho on January 18, 2001, requires Metals to provide for certain royalty payments to the Government and the Tribe on a quarterly basis based on a percentage of the "Net Smelter Returns" from all mining by Metals anywhere in the United States and all mining by any Sunshine entity from the Sunshine Mine or within one mile of the current boundaries of the Sunshine Mine. The royalty adjusts on a sliding scale based upon the average price of silver. No royalty must be paid until the average silver price exceeds $6 per ounce. Silver prices per ounce are presently below $5 per ounce.

         Asarco Settlement. In connection with the Plan, Sunshine and Asarco Incorporated ("Asarco") entered into a stipulation, the terms of which were included in the Confirmation Order relating to Asarco's claim in the Proceeding. Under the stipulation, Asarco shall be paid $125,000 in cash on the Effective Date of the Plan for an allowed administrative claim, and Asarco shall receive with respect to its allowed general unsecured claim on the Effective Date of the Plan shares of New Common Stock in the amount provided for by the Plan for its Class Mining 2 and Class Metals 2 claims (a total of 324,265 shares), and warrants to purchase 324,265 shares of Sunshine's New Common Stock (i) with a strike price for such warrants equal to the strike price of the management options provided under the Plan based on an equity value of Sunshine of $33,000,000, (ii) with a cashless exercise feature, (iii) that are exempt from initial registration, (iv) that are freely transferable to any other entity at any time, (v) that are subject to ordinary terms and conditions, including standard anti-dilution language of warrants of a similar nature reasonably acceptable to the Plan proponents and Asarco, and (vi) that terminate on the fifth anniversary of the Effective Date of the Plan.

         Directors. At the time of institution of the Reorganization Cases, the members of the Board of Directors of Sunshine were G. Chris Andersen
(a Director since May 1983), V. Dale Babbitt (a Director since December

1992), George M. Elvin (a Director since June 1994), Daniel D. Jackson (a Director since May 1983), Oren G. Shaffer (a Director since June 1993), John S. Simko (a Director since December 1992), and Robert B. Smith (a Director since June 1993). On the Effective Date of the Plan, the operational management of Sunshine became the responsibility of the "Reorganized Board of Directors" selected by certain creditors in accordance with the Plan. All of the former Directors ceased to be Directors of Sunshine on the Effective Date of the Plan and were deemed removed (without cause) pursuant to the Confirmation Order. In accordance with the terms of the Plan, four "Creditor Directors" were selected, and one "Management Director" was selected to comprise the Board of Directors of Sunshine from and after the Effective Date. John S. Simko continues as a Director as the "Management Director," and George M. Elvin was designated as one of the "Creditor Directors" by Elliott Group. The other three "Creditor Directors" selected are Arnold Kastenbaum (Designee of Stonehill Group), Keith McCandlish (Designee of Elliott Group), and Charles Reardon (Designee of Stonehill Group).

         Continued Jurisdiction of Bankruptcy Court. Consistent with the provisions of the Bankruptcy Code, on the Effective Date of the Plan, title to all assets and property of the estates of the "Debtors" passed to and vested in "Reorganized Debtors" (Sunshine and its subsidiaries) free and clear of all claims, allowed interest, liens, charges and other rights of creditors or equity holders arising prior to the Effective Date. From and after the Effective Date, Sunshine and its subsidiaries may operate their respective businesses, and may use, acquire and dispose of property, free of any restrictions of the Bankruptcy Code, the Bankruptcy Rules and the Bankruptcy Court, except as provided in the Confirmation Order. The rights afforded under the Plan and treatment of the Claims and Interests under the Plan have been in exchange for, and in complete satisfaction, discharge and release of all Claims and termination of all interests of any nature whatsoever arising on or before the Effective Date, including any accrued interest on Claims from the Petition Date. The Bankruptcy Court retained exclusive jurisdiction over the Reorganization Cases for various matters to sort out any claims, and to determine any controversies or disputes, as well as all matters set forth in the Confirmation Order.

         The number of shares of New Common Stock, par value $0.01 per share of Sunshine estimated to be outstanding, the number reserved for future issuance in respect of claims and interest filed and allowed under the Plan, and the aggregate total of such numbers are:


                                                ESTIMATED* NUMBER OF
                                                       SHARES
New Common Stock, par value                          50,000,000
$0.01 per share to be
outstanding:
Reserved for issuance pursuant                       4,975,000
to Warrants held by Government
and Tribe:

                                                  ESTIMATED* NUMBER OF
                                                         SHARES
Reserved for issuance pursuant                            324,265
to warrants held by Asarco
Reserved for issuance pursuant to options:              2,500,000
                                                       ----------
         TOTAL:                                        57,799,265
                                                       ==========

----------

*estimates do not contemplate adjustments for roundings of calculation, forfeitures or claims objection results, all of which may change any or all estimated amounts.


         Registration Rights Agreement. Under the Plan of Reorganization, Sunshine entered into a Registration Rights Agreement with members of the Stonehill Group and the Elliott Group under which the shares of new common stock issued to them are to be registered under federal securities laws. Such agreement provides for filing of a Registration Statement within a specified period of time covering only the securities issued to the Elliott Group and the Stonehill Group, the effectiveness of such Registration Statement within a certain period of time and other matters. In the event that certain of the commitments under such agreement are not satisfied, each of the holders has a right to provide Sunshine with written notice thereof (a "Put Notice") which would require Sunshine to pay to each such holder (in cash or shares of common stock at the option of the holder) a specified amount of funds and/or in certain instances, to repurchase the securities from the holder for a "Mandatory Repurchase Price" equal to 115% of the Market Price on the date the holder acquires the right require Sunshine to repurchase such shares.

         Argentina Transaction; Call Option Agreement. Under the terms of the Plan and the Confirmation Order on the Effective Date, the capital stock of Argentina was cancelled and Argentina issued the "New Argentina Stock." Sunshine caused the incorporation and organization of Sunshine International Mining, Inc., a Delaware corporation ("International"), all of the issued and outstanding stock of which is owned by Sunshine. Sunshine contributed to the capital of International all of the New Argentina Stock such that Argentina became a wholly-owned subsidiary of International which in turn is a wholly-owned subsidiary of Sunshine. Simultaneously Sunshine, International and Argentina entered into a Call Option Agreement dated February 2001, with the Elliott Group and the Stonehill Group, pursuant to which International granted
(i) a call option to each holder within the Elliott Group and the Stonehill Group to purchase, collectively, up to 100% of the shares of New Argentina Stock and (ii) a first priority perfected security interest in the New Argentina Stock. Such call option(s) was granted to purchase a maximum number of shares of New Argentina Stock at a specified purchase price which option is to be reduced proportionately in the event the Elliott Group holders and/or the Stonehill Group holders sell more than 50% of their shares of New Common Stock of Sunshine received. For example, if the Elliott Group holders were to sell 55% of their shares of Sunshine Common Stock initially received, then the maximum number of New

Argentina Stock that the Elliott Group holders could purchase in the aggregate upon exercise of their Call Options would be reduced by a percentage equal to (55% - 50%) x 2, or 10%. The term of each Call Option expires at the time of exercise in full of such Call Option, or if the market capitalization of Sunshine shall exceed $150,000,000 for at least 60 consecutive days or on the tenth anniversary of the Effective Date of the Plan. The Call Option becomes exercisable upon the occurrence of any one or more of nine separate events, including (i) the de-listing of the Sunshine New Common Stock from an "Approved Market," (ii) suspension of the Sunshine New Common Stock from trading on an Approved Market for at least seven consecutive calendar days, (iii) reduction in the overall market capitalization of Sunshine to less than $15,000,000 for at least fifteen consecutive calendar days, (iv) a bankruptcy proceeding occurring with respect to Sunshine or one of its subsidiaries, (v) Sunshine fails to comply with its obligations in the Call Option Agreement, and (vi) other events, including any default under the "Exit Financing Facility." The Call Option, once exercisable, may be exercised at any time by any of the holders thereof. The effect of the Call Option(s) is to potentially allow the Elliott Group holders and the Stonehill Group holders (and certain of their successors and assigns) to acquire Sunshine Argentina which in turns owns the Pirquites Mine and other assets. Should such an event occur, Sunshine's investment of approximately $20,000,000 in the acquisition and evaluation of that property can no longer be an asset of Sunshine, nor would the assigned proven and probable reserves totaling 129.6 million ounces of silver, along with 59,000 tons of tin and 273,000 tons of zinc. The New Argentina Stock has been pledged under the Call Option Agreement under a separate Pledge Agreement to the Elliott Group holders and the Stonehill Group holders and delivered to Wells Fargo Bank Minnesota, N.A. as administrative and pledge agent.

         Exit Financing Facility. In connection with the Plan and Confirmation Order, Sunshine's only debt instrument is to be the "Exit Financing Facility" from the Proceeding which bears interest at a fixed rate of 15% per annum in the maximum principal amount of $5,000,000 (approximately $2,700,000 of which was outstanding on the Effective Date. The lenders are Highwood Partner, L.P. and Stonehill Capital Management, LLC, affiliates of the Elliott Group and the Stonehill Group. The facility is secured by substantially all of the assets of Sunshine and its subsidiaries, including the Pirquitas Mine. The proceeds of all advances under such facility are to be utilized solely (a) to provide funds necessary to the conduct of the business of Sunshine and its subsidiaries in the ordinary course in accordance with an approved budget, (b) to pay fees and disbursements paid to lenders and their professionals in accordance with the budget, and (c) as otherwise contemplated or permitted by the budget.

ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE.

         Incorporation by reference is made to the description under Item 3 above of the "New Consent Decree" in the case styled United States of America v. Asarco Incorporated, et al., Cases No. 96-0122-N-EJL and 91-0342-N-EJL pending in the United States District Court for the District of Idaho.

         On the Effective Date of the Plan, Sunshine's principal executive offices were relocated to 5956 Sherry Lane, Suite 621, Dallas, Texas 75225.

         On February 5, 2001, Sunshine received Notice that the smelter to which the Sunshine Mine shipped concentrates was closing and would no longer accept any deliveries. Management sought alternatives for the production from the Sunshine Mine but has not been successful in securing an economically viable alternate arrangement. As a result, Sunshine notified employees that a mass lay-off of the majority of the Sunshine Mine employees will occur on February 16, 2001, and the mine was placed on a care and maintenance status.

         On February 7, 2001, the new Board of Directors elected officers of Sunshine. Those officers and their positions with Sunshine are:


     NAME                                      OFFICE
John S. Simko                        Chairman of the Board

William W. Davis                     President, Chief Operating Officer
                                     and Chief Financial Officer

Harry F. Cougher                     Senior Vice President and General
                                     Manager, Sunshine Mine

William D. Bond                      Vice President Exploration

M. Michael Owens                     Vice President, Chief Accounting
                                     Officer and Treasurer

William J. Pincus                    Vice President, Latin American
                                     Operations

Allan R. Young                       Vice President, Development

Mary Jo Williams                     Secretary


ITEM 6. RESIGNATIONS OF REGISTRANT'S DIRECTORS.

         See Item 3 above with respect to the deemed removal (without cause) of the members of the Board of Directors of Registrant pursuant to the Confirmation Order.


ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

         (c) Exhibits. The following are filed herewith as exhibits or are incorporated by reference as indicated below:

  EXHIBIT
DESIGNATION                            DESCRIPTION OF EXHIBIT

2.1 Third Amended Joint Chapter 11 Plan of Reorganization dated as of December 4, 2000, bench-filed in the case styled In Re: Sunshine Mining and Refining Company, Chapter 11 Case No. 00-3409 (MWF).

2.2 Order Confirming the Third Amended Joint Chapter 11 Plan of Reorganization of Sunshine Mining and Refining Company and its Debtor Subsidiaries as entered December 5, 2000.

2.3 Partial Consent Decree with Sunshine Mining and Refining Company and Sunshine Precious Metals, Inc. in the case styled United States of America v. Asarco Incorporated, et al., a Consolidated Case Nos. 96-0122-N-EJL and 91-0342-N-EJL in the United States District Court for the District of Idaho.

2.4 Notice of Effective Date of Third Amended Joint Chapter 11 Plan of Reorganization.

3.1 Amended and Restated Certificate of Incorporation of Sunshine Mining and Refining Company as filed with and accepted by the Secretary of State of Delaware on February 16, 2001.

3.2 Amended and Restated Bylaws of Sunshine Mining and Refining Company as adopted February 9, 2001.

10.1 Call Option Agreement dated February 5, 2001, among Sunshine International Mining, Inc., Sunshine Mining and Refining Company, Sunshine Argentina, Inc., Elliott International, L.P., The Liverpool Limited Partnership, Stonehill Institutional Partners, L.P. and Stonehill Offshore Partners Limited.

10.2 Registration Rights Agreement dated February 5, 2001, among Sunshine Mining and Refining Company, Stonehill Partners LP, Stonehill Offshore Partners Limited, Elliott International, L.P. and The Liverpool Limited Partnership.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

         Dated February 19, 2001.

                                   SUNSHINE MINING AND REFINING COMPANY


                                   By:      /s/ William W. Davis
                                            ------------------------------------
                                            William W. Davis, President,
                                            Chief Operating Officer
                                            and Chief Financial Officer

                               INDEX TO EXHIBITS

  EXHIBIT
  NUMBER                                DESCRIPTION
  -------                               -----------
2.1                       Third Amended Joint Chapter 11 Plan of Reorganization
                          dated as of December 4, 2000, bench-filed in the case
                          styled In Re: Sunshine Mining and Refining Company,
                          Chapter 11 Case No. 00-3409 (MWF).

2.2                       Order Confirming the Third Amended Joint Chapter 11
                          Plan of Reorganization of Sunshine Mining and
                          Refining Company and its Debtor Subsidiaries as entered December 5, 2000.

2.3                       Partial Consent Decree with Sunshine Mining and
                          Refining Company and Sunshine Precious Metals, Inc.
                          in the case styled United States of America v. Asarco
                          Incorporated, et al., a Consolidated Case Nos.
                          96-0122-N-EJL and 91-0342-N-EJL in the United States
                          District Court for the District of Idaho.

2.4                       Notice of Effective Date of Third Amended Joint
                          Chapter 11 Plan of Reorganization.

3.1                       Amended and Restated Certificate of Incorporation of
                          Sunshine Mining and Refining Company as filed with and accepted by the Secretary of State of Delaware on February 16, 2001.

3.2                       Amended and Restated Bylaws of Sunshine Mining and
                          Refining Company as adopted February 9, 2001.

10.1                      Call Option Agreement dated February 5, 2001, among
                          Sunshine International Mining, Inc., Sunshine Mining and Refining Company, Sunshine Argentina, Inc.,
                          Elliott International, L.P., The Liverpool Limited
                          Partnership, Stonehill Institutional Partners, L.P.
                          and Stonehill Offshore Partners Limited.

10.2 Registration Rights Agreement dated February 5, 2001, among Sunshine Mining and Refining Company, Stonehill
                          Partners LP, Stonehill Offshore Partners Limited,
                          Elliott International, L.P. and The Liverpool Limited
                          Partnership.